As filed with the Securities and Exchange Commission on May 23, 2012

Registration No. 333-40750

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Agilysys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0907152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

425 Walnut Street, Suite 1800, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, Including Zip Code)

The Retirement Plan of Agilysys, Inc.

(f/k/a The Retirement Plan of Pioneer-Standard Electronics, Inc.)

(Full Title of the Plan)

Kyle C. Badger, Esq.

Senior Vice President, General Counsel and Secretary

Agilysys, Inc.

1000 Windward Concourse, Suite 250

Alpharetta, Georgia 30005

(770) 810-7947

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF CERTAIN SECURITIES

The Registrant, Agilysys, Inc. (the “Company”), is filing this Post-Effective Amendment No. 3 (this “Post-Effective Amendment to Registration Statement”) to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 333-40750) (the “Registration Statement”). The Registration Statement registered common shares of the Company (“Common Shares”) that may be issued and sold under The Retirement Plan of Pioneer-Standard Electronics, Inc., later renamed The Retirement Plan of Agilysys, Inc. (the “Plan”), and an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In 2011, all of the Common Shares held in the Company Stock Fund (as defined in the Plan) were liquidated and no new Common Shares have been issued nor may be issued under the Plan. This Post-Effective Amendment to Registration Statement terminates the offering of all securities pursuant to the Registration Statement, and thereby terminates the reporting obligations of the Plan under the Securities Exchange Act of 1934, as amended. Pursuant to the undertakings contained in Part II of the Registration Statement, the Company is removing from registration, by means of this Post-Effective Amendment to Registration Statement, all securities registered and not heretofore sold pursuant to the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description of Exhibit
24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on May 23, 2012.

Agilysys, Inc.

By:	/s/ Robert R. Ellis
Robert R. Ellis
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James H. Dennedy* James H. Dennedy	President and Chief Executive Officer, and Director (principal executive officer)	May 23, 2012

/s/ Robert R. Ellis Robert R. Ellis	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	May 23, 2012

/s/ Janine K. Seebeck Janine K. Seebeck	Vice President and Controller (principal accounting officer)	May 23, 2012

/s/ Keith M. Kolerus* Keith M. Kolerus	Chairman of the Board	May 23, 2012

/s/ R. Andrew Cueva* R. Andrew Cueva	Director	May 23, 2012

/s/ Robert A. Lauer* Robert A. Lauer	Director	May 23, 2012

/s/ Robert G. McCreary III* Robert G. McCreary III	Director	May 23, 2012

/s/ John Mutch* John Mutch	Director	May 23, 2012

*By:	/s/ Kyle C. Badger
Kyle C. Badger, Attorney-In-Fact
May 23, 2012

The Plan. Pursuant to the requirements of the Securities Act of 1933, the person administering the Plan has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, state of Georgia, on May 23, 2012.

The Retirement Plan of Agilysys, Inc.

By:	Agilysys, Inc.

By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary and Member of Investment Committee for The Retirement Plan of Agilysys, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
24	Power of Attorney